Exhibit 4(h)

EXECUTION COPY

DELHAIZE AMERICA, INC., as Issuer

FOOD LION, LLC, HANNAFORD BROS. CO., KASH N’ KARRY FOOD
STORES, INC., FL FOOD LION, INC., RISK MANAGEMENT SERVICES, INC., HANNBRO
COMPANY, MARTIN’S FOODS OF SOUTH BURLINGTON, INC., SHOP ‘N SAVE-MASS., INC.,
HANNAFORD PROCUREMENT CORP., BONEY WILSON & SONS, INC., J.H. HARVEY CO., LLC
AND HANNAFORD LICENSING CORP.

as Guarantors

AND

THE BANK OF NEW YORK
as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated March 10, 2004 and Effective as of December 31, 2003

$600,000,000 7.375% Notes due 2006

$1,100,000,000 8.125% Notes due 2011

900,000,000 9.000% Debentures due 2031

FOURTH SUPPLEMENTAL INDENTURE

     This FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated March 10, 2004 and effective as of December 31, 2003, among Delhaize America, Inc., a North Carolina corporation (the “Company”), Food Lion, LLC, a North Carolina limited liability company (“Food Lion”), Hannaford Bros. Co., a Maine corporation (“Hannaford”), Kash n’ Karry Food Stores, Inc., a Delaware corporation (“Kash n’ Karry”), FL Food Lion, Inc., a Florida corporation (“FL Food Lion”), Risk Management Services, Inc., a North Carolina corporation (“RMS”), Hannbro Company, a Maine corporation (“Hannbro”), Martin’s Foods of South Burlington, Inc., a Vermont corporation (“Martin’s”), Shop ‘n Save-Mass., Inc., a Massachusetts corporation (“Shop ‘n Save”), Hannaford Procurement Corp., a Maine corporation (“HPC”), Boney Wilson & Sons, Inc., a North Carolina corporation (“Boney”), J. H. Harvey Co., LLC, a Georgia limited liability company (“Harvey’s”), Hannaford Licensing Corp., a Maine corporation (“HLC”) and The Bank of New York, a New York banking corporation, as trustee (the "Trustee”).

     WHEREAS, the Company and Food Lion have previously executed and delivered to the Trustee an indenture, dated as of April 15, 2001 (the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s securities;

     WHEREAS, the Company, Food Lion and the Trustee have previously executed a First Supplemental Indenture to the Indenture, dated as of April 19, 2001 (the "First Supplemental Indenture”), creating three new series of securities of the Company: (i) 7.375% Notes due 2006, (ii) 8.125% Notes due 2011 and (iii) 9.000% Debentures due 2031 (the “Securities”);

     WHEREAS, the Company, Food Lion, Hannaford and Kash n’ Karry have previously executed a Second Supplemental Indenture to the Indenture, dated as of September 7, 2001, whereby Hannaford and Kash n’ Karry agreed to assume the rights, duties and obligations of a Guarantor (as defined in the Indenture) under the Indenture;

     WHEREAS, the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC and Boney have previously executed a Third Supplemental Indenture to the Indenture dated as of November 15, 2001, whereby FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC and Boney agreed to assume the rights, duties and obligations of a Guarantor under the Indenture;

     WHEREAS, pursuant to Section 15.7 of the Indenture, any Person (as defined in the Indenture) may assume the rights, duties and obligations of a Guarantor under the Indenture by executing an indenture supplemental to the Indenture;

     WHEREAS, Section 9.1(2) of the Indenture provides that modifications and amendments to the Indenture may be made and one or more indentures supplemental to the Indenture may be entered into to evidence the addition of one or more additional Persons as a Guarantor under the Indenture, without the written consent of the Holders (as defined in the Indenture) of the Securities;

     WHEREAS, each of Harvey’s and HLC desires to become a Guarantor under the Indenture; and

     WHEREAS, all conditions precedent provided for in the Indenture relating to this Fourth Supplemental Indenture have been complied with.

     NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH, the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s, HLC and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

     1.1. Additional Guarantors. Each of Harvey’s and HLC hereby agrees to assume the rights, duties and obligations of a Guarantor under the Indenture as provided for in Section 15.7 of the Indenture.

     1.2. Mutatis Mutandis Effect. The Indenture is hereby amended mutatis mutandis to reflect the addition of each of Harvey’s and HLC as a Guarantor under the Indenture.

ARTICLE II

     2.1. Counterparts. This Fourth Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     2.2. Severability. In the event that any provision of this Fourth Supplemental Indenture is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.3. Headings. The article and section headings herein are for convenience only and shall not effect the construction hereof.

     2.4. Successors and Assigns. Any agreements in this Fourth Supplemental Indenture by the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s and HLC shall bind their successors and assigns, whether so expressed or not.

     2.5. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

     2.6. Effect of Fourth Supplemental Indenture. Except as amended by this Fourth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

     2.7. Trustee. The Trustee accepts the modifications effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company, Food Lion,

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Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s and HLC, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Fourth Supplemental Indenture and the Trustee makes no representation with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first written above.

DELHAIZE AMERICA, INC.
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Assistant Secretary

FOOD LION, LLC
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Assistant Secretary

HANNAFORD BROS. CO.
By:	/S/ EMILY DICKINSON
	Name:	Emily Dickinson
	Title:	Vice President

KASH N’ KARRY FOOD STORES, INC.
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Assistant Secretary

FL FOOD LION, INC.
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Secretary

RISK MANAGEMENT SERVICES, INC.
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Secretary and Treasurer

FOURTH SUPPLEMENTAL INDENTURE SIGNATURE PAGE

HANNBRO COMPANY
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	President

MARTIN’S FOODS OF SOUTH BURLINGTON, INC.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Assistant Secretary

SHOP ‘N SAVE-MASS., INC.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Secretary

HANNAFORD PROCUREMENT CORP.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Secretary

BONEY WILSON & SONS, INC.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Secretary

J.H. HARVEY CO., LLC
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Vice President and Secretary

FOURTH SUPPLEMENTAL INDENTURE SIGNATURE PAGE

HANNAFORD LICENSING CORP.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Secretary

FOURTH SUPPLEMENTAL INDENTURE SIGNATURE PAGE

THE BANK OF NEW YORK, as Trustee
By:	/S/ DOROTHY MILLER
	Name:	Dorothy Miller
	Title:	Vice President

FOURTH SUPPLEMENTAL INDENTURE SIGNATURE PAGE